SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	74-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On June 7, 2006, Brinker International, Inc. (the “Registrant”) issued a Press Release announcing the declaration of the Registrant’s quarterly dividend to common stock shareholders in the amount of $0.10 per share.  The dividend will be payable on June 28, 2006 to shareholders of record at the close of business on June 19, 2006.

Section 8 — Other Events

Item 8.01.  Other Events

Also, the Registrant released its initial estimate of annual earnings per diluted share growth for its fiscal year 2007.  Registrant further announced that it will provide additional annual guidance on such estimate and the related key assumptions only when a material change occurs and will no longer provide quarterly guidance.

Section 9 — Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

99     Press Release, dated June 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: June 8, 2006	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer